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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Chicopee Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2012

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Chicopee Bancorp, Inc.  The meeting will be held at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts on Wednesday, May 30, 2012, at 1:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as a representative of Berry, Dunn, McNeil & Parker, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

William J. Wagner
President and Chief Executive Officer

Chicopee Bancorp, Inc.

70 Center Street
Chicopee, Massachusetts 01013
(413) 594-6692
______________________

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	1:00 p.m., local time, on Wednesday, May 30, 2012

PLACE	Storrowton Tavern Carriage House
1305 Memorial Avenue
West Springfield, Massachusetts

ITEMS OF BUSINESS	(1) The election of five directors to serve for a term of three years.

(2) The ratification of the selection of Berry, Dunn, McNeil & Parker as our independent registered public accounting firm for fiscal year 2012.

(3) An advisory, non-binding vote to approve the executive compensation described in the proxy statement.

(4) The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 2, 2012.

PROXY VOTING
It is important that your shares be represented at the annual meeting whether or not you plan to attend.  Please note that you may vote your shares by telephone, online or by mail.  Instructions for voting via telephone or online are provided in the proxy card or voting instruction card sent to you.  You may also vote by completing, signing and dating the proxy card or voting instruction card and promptly returning it in the envelope provided.

By Order of the Board of Directors,

Theresa C. Szlosek
Corporate Secretary

Chicopee, Massachusetts
April 25, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2012—THIS PROXY
STATEMENT, THE PROXY CARD AND CHICOPEE BANCORP, INC.’S 2011 ANNUAL REPORT TO
STOCKHOLDERS ARE EACH AVAILABLE AT http://www.cfpproxy.com/6036.

Chicopee Bancorp, Inc.

Proxy Statement

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Chicopee Bancorp, Inc. (“Chicopee Bancorp” or the “Company”) for the 2012 annual meeting of stockholders and for any adjournment or postponement of the meeting.  The Company is the holding company for Chicopee Savings Bank (“Chicopee Savings” or the “Bank”).

We are holding the annual meeting at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts on Wednesday, May 30, 2012 at 1:00 p.m., local time.  We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 25, 2012.

Information about Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Chicopee Bancorp common stock that you owned as of the close of business on April 2, 2012.  As of the close of business on April 2, 2012, a total of 5,608,314 shares of Chicopee Bancorp common stock were outstanding.  Each share of common stock has one vote.

The Company’s Articles of Organization provide that record owners of Company common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock.

Ownership of Shares; Attending the Meeting

You may own shares of Chicopee Bancorp in one of the following ways:

● Directly in your name as the stockholder of record; or

● Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.   As the holder of record, you have the right to give your proxy directly to us (by returning the enclosed proxy card or by voting by telephone or the Internet) or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Please see the instruction form provided by your broker, bank or other holder of record that accompanies this proxy statement.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Chicopee Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other holder of record of your shares.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect five directors to serve for a term of three years and until their respective successors have been elected and qualified.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To ratify the selection of Berry, Dunn, McNeil & Parker as our independent registered public accounting firm for 2012, the affirmative vote of a majority of the votes cast on the proposal is required.

In voting on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, you may vote in favor of the advisory proposal, vote against the advisory proposal or abstain from voting.  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.  While this vote is required by law, it will neither be binding on the Board of Directors, nor will it create or imply any change in the fiduciary duties of or impose any additional fiduciary duty on the Board of Directors.

Broker Non-Votes.  If you do not provide your broker or other record holder with voting instructions on certain non-routine matters (e.g., the election of directors and the advisory vote on executive compensation matters), your broker or other record holder will not have discretion to vote your shares on these matters. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to routine matters, but does not vote on non-routine matters because you did not provide voting instructions on these matters. In the case of routine matters (e.g., the ratification of the independent auditors), your broker or other holder of record is permitted to vote your shares in the record holder’s discretion if you have not provided voting instructions.

How We Count Votes.  If you return valid proxy instructions, vote by telephone or the Internet or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, we will not count abstentions as votes cast on the proposal.  Therefore, abstentions will have no impact on the outcome of the proposal.

In counting votes on the advisory, non-binding proposal to approve the executive compensation described in this proxy statement, abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card or as indicated when you vote by telephone or the Internet.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for ratification of the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm; and

•	for approval of the advisory, non-binding proposal to approve the executive compensation described in this proxy statement.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, vote on a later date by telephone or the Internet or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Chicopee Savings Bank ESOP

If you participate in the Chicopee Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card for the plan that reflects all shares you may vote under the plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to the participant’s account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP Trustee is May 23, 2012.

Corporate Governance

Director Independence

The Company’s Board of Directors currently consists of twelve members, one of whom will retire on the date of the annual meeting.  All of the directors are independent as defined by the rules of The NASDAQ Stock Market LLC, except for Mr. Wagner, who is the President and Chief Executive Officer of the Company.  In determining director independence, the Board of Directors considered transactions, relationships and arrangements between the Company and its directors, including relationships that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions with Related Persons” including: (i) the commercial services provided to the Company in the past three years by businesses operated by Messrs. Bugbee, Masse and Engebretson and Ms. Tremble, the Board having determined that the amounts paid by the Company for such services were not material; and (ii) loans or lines of credit the Bank has directly or indirectly made to Messrs. Bardon, Bugbee, Dupuis, Engebretson, Fitzgerald, Giokas, Lynch, Masse, and Orlen.

Board Leadership Structure

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director position to further strengthen the Company’s corporate governance structure.  Mr. William J. Giokas serves as our lead independent director. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, and alignment on corporate strategy.  The Board of Directors believes its administration of its risk oversight function is enhanced by the Board’s leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors after Board meetings, as needed, and the Compensation Committee conducts performance evaluations of the Chairman of the Board and Chief Executive Officer.

Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each of these matters. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full Board of Directors is regularly informed about all such risks.

Committees of the Board of Directors

The following table identifies the members of our Audit, Compensation and Nominating and Corporate Governance Committees as of April 2, 2012.  All members of each committee are independent in accordance with the rules of The NASDAQ Stock Market LLC.  Each of the committees operates under a written charter that is approved by the Board of Directors.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.chicopeesavings.com).

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Thomas J. Bardon			X*
James H. Bugbee
Louis E. Dupuis		X
Douglas K. Engebretson		X
Gary G. Fitzgerald	X
William J. Giokas			X
James P. Lynch			X
William D. Masse	X*
Gregg F. Orlen		X*
Paul C. Picknelly	X
Judith T. Tremble
William J. Wagner

Number of Meetings in 2011	5	5	3
_________________________
*Denotes Chairperson

Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Gary G. Fitzgerald as an audit committee financial expert under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Audit Committee Report.”

Compensation Committee.   The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives.  The Compensation Committee reviews all compensation components including base salary, bonus, benefits and other perquisites.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants, if any, in determining the amount or form of executive compensation.  The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement under the heading “Compensation Committee Report.”

Nominating and Corporate Governance Committee.  The Company’s Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, selects nominees for election as directors and develops a set of corporate governance policies and procedures.  The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are set forth below.

Nominating and Corporate Governance Committee Procedures

Qualifications. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement, an age requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements for service on the Board of Directors set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board:  contributions to the range of talent, skill and expertise for the Board; financial, regulatory and business experience and skills; familiarity with and participation in the local community; integrity, honesty and reputation in connection with upholding a position of trust with respect to customers; dedication to the Company and its stockholders; independence; equity holdings; and any other factors the Nominating and Corporate Governance Committee deems relevant, including diversity, size of the Board of Directors and regulatory disclosure obligations.  We do not maintain a specific diversity policy, but the diversity of the Board is considered in our review of candidates. Diversity includes not only gender and ethnicity, but the various perspectives that come from having differing viewpoints, geographic and cultural backgrounds, and life experiences.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Chicopee Savings Bank.  The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below.  The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria, set forth above.  In addition, the Nominating and Corporate Governance Committee will interview the candidate and conduct a check of the candidate’s background.

Consideration of Recommendations by Stockholders.  It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board.  To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairperson of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders (regardless of whether the stockholder recommending the nomination seeks to have the nominee included in the Company’s proxy statement), the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees.  During 2011, the Boards of Directors of the Company and the Bank each held nine meetings, respectively.  Each current director attended at least 75% of the aggregate of the total number of Board meetings held and the total number of meetings held by committees on which such director served during 2011.

Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders.  Of the then fourteen members of the Board of Directors, all attended the 2011 annual meeting of stockholders.

Code of Ethics and Business Conduct

Chicopee Bancorp has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is designed to ensure that directors and employees meet the highest standards of ethical conduct.  The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws and regulations.  In addition, the Code of Ethics is designed to deter wrongdoing, avoid the appearance of conflicts of interest and promote honest and ethical conduct, full and accurate disclosure and compliance with all applicable laws and regulations.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the independent registered public accounting firm’s independence.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit Committee of the Board of Directors of
Chicopee Bancorp, Inc.

William D. Masse, Chairperson
Gary G. Fitzgerald
Paul C. Picknelly

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company and the Bank during the 2011 fiscal year.

Name	Fees Earned or Paid in Cash	Stock Award (1)	Option Awards (1)	Total
Thomas J. Bardon	$20,950	—	—	$20,950
James H. Bugbee	21,250	—	—	21,250
Louis E. Dupuis (2)	12,883	—	—	12,883
Douglas K. Engebretson	21,550	—	—	21,550
Gary G. Fitzgerald	10,550	$28,160	—	38,710
William J. Giokas	27,550	—	—	27,550
James P. Lynch	18,300	—	—	18,300
William D. Masse	10,550	—	—	10,550
Gregg F. Orlen	15,767	—	—	15,767
Paul C. Picknelly	10,550	—	—	10,550
Judith T. Tremble	15,050	—	—	15,050
____________________________
(1)
At December 31, 2011, 827 shares of unvested restricted stock were held in trust for each director listed above, except that 2,000 shares of restricted stock were held in trust for Mr. Fitzgerald. At December 31, 2011, options to purchase 11,600 shares of common stock were held by each director listed above, except that Mr. Fitzgerald held no options.

(2)	Mr. Dupuis will retire from the Board of Directors on the date of the 2012 annual meeting of stockholders.

Cash Retainers and Fees for Non-Employee Directors.  Each non-employee director of Chicopee Bancorp receives a $3,000 annual retainer.  In 2011, members of the Audit Committee received an additional $3,500 annual retainer.

Each non-employee director of the Bank receives $450 per meeting of the Board of Directors attended.  In addition, each member of the Executive Committee receives a $13,000 annual retainer, while members of subcommittees of the Bank’s Board of Directors receive $300 per meeting attended.  Director Giokas receives $400 per Board meeting of the Bank attended, in addition to the fees paid to directors, for service as Clerk of the Bank. (See “Director Compensation” under Compensation Discussion and Analysis for further information.)

Director Emeritus Program.  Chicopee Bancorp maintains a director emeritus program for retired directors.  A director emeritus must be available to advise and consult with management, represent and promote the interests of Chicopee Bancorp and its affiliates and refrain from business that competes with the business of Chicopee Bancorp and its affiliates.  Under the program, all duly elected directors of Chicopee Bancorp who have served at least nine years as a director of Chicopee Savings Bank or Chicopee Bancorp are eligible to be appointed as a director emeritus.  Each director emeritus serves a term of one year and may be reappointed for successive terms up to a maximum of five years.  Participating directors receive an annual fee of $2,500 and are eligible to participate in any plan of the Bank, or any affiliate, that grants stock-based benefits to non-employee directors.  Additionally, while serving as a director emeritus, any unvested stock-based awards held by a director emeritus continue to vest, subject to the terms and conditions of the grant or plan under which the awards were granted.  The current directors emeriti are Arthur DuBois, Edward Fitzgerald, Francine Jaskinski Hayward, Edmund Mekal, John Moylan, W. Guy Ormsby, Barry Soden and Edwin Sowa.

Stock Ownership

The following table provides information with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Percentages are based upon 5,608,314 shares outstanding as of April 2, 2012.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Chicopee Savings Bank Employee Stock Ownership Plan 70 Center Street Chicopee, Massachusetts 01013	579,823(1)	10.34%

Clover Partners, L.P. Clover Investments, L.L.C. Michael C. Mewhinney 100 Crescent Court, Suite 575 Dallas, Texas 75201	498,018(2)	8.88%

Chicopee Savings Bank Charitable Foundation 70 Center Street Chicopee, Massachusetts 01013	426,064(3)	7.60%
_____________________________________

(1)
Includes 163,218 shares that have been allocated to participants’ accounts as of April 2, 2012. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants.  The ESOP trustee, subject to its fiduciary responsibilities, will vote allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.

(2)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2012.
(3)
The Foundation’s gift instrument requires that all shares of common stock held by the Foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company. The number of shares indicated is as of April 2, 2012.

The following table provides information as of April 2, 2012 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned(1)	Percent of Common Stock Outstanding(2)

Thomas J. Bardon (3)	37,079	*
James H. Bugbee (4)	15,466	*
Louis E. Dupuis(5)	22,188	*
Douglas K. Engebretson (6)	27,616	*
Gary G. Fitzgerald (7)	2,300	*
William J. Giokas (8)	22,916	*
James P. Lynch (9)	13,716	*
William D. Masse	23,416	*
Russell J. Omer	86,325	1.52%
Gregg F. Orlen (10)	28,416	*
Paul C. Picknelly	33,415	*
Guida R. Sajdak (11)	20,976	*
Judith T. Tremble	15,916	*
William J. Wagner (12)	198,101	3.47%

All Executive Officers, Directors and Director Nominees, as a Group (14 persons)	547,846	9.32%

*	Represents less than 1% of the Company’s outstanding shares.
(1)	Amounts shown for each non-employee director other than Mr. Fitzgerald include 827 shares of restricted stock held in trust and 9,280 shares that can be acquired pursuant to stock options within 60 days of April 2, 2012. For Mr. Fitzgerald, amounts shown include 1,600 shares of restricted stock held in trust. In addition, for each executive officer listed, amounts include the following:

Name	Shares of Restricted Stock (held in trust)	Shares Allocated Under ESOP (held in trust)	Shares Credited Under SERP (held in trust)	Shares Credited Under SBERA 401(k) Plan (held in trust)	Stock Options Exercisable within 60 Days

Russell J. Omer	8,332	8,050	863	9,745	53,563
Guida R. Sajdak	—	3,912	—	1,964	13,800
William J. Wagner	14,873	8,092	12,888	12,757	107,126

Executives have voting but not investment power with respect to shares of restricted stock, shares allocated under the ESOP and shares credited under the SERP. Executives have investment but not voting power with respect to shares credited under the SBERA 401(k) Plan.
(2)	Based on 5,608,314 shares of Company common stock outstanding and entitled to vote as of April 2, 2012.
(3)	Includes 11,248 shares held in an individual retirement account of Mr. Bardon’s spouse and 12,415 shares held in his individual retirement account.
(4)	Includes 350 shares held by each of Mr. Bugbee’s three children and 2,000 shares held in his individual retirement account.
(5)	Includes 3,500 shares held in an individual retirement account of Mr. Dupuis’ spouse, 2,000 shares held in a Martial Trust and 2,000 shares held in a Family Trust.
(6)	Includes 2,000 shares held by a trust for which Mr. Engebretson’s spouse is the trustee.
(7)
In March 2011, Mr. Fitzgerald received 2,000 shares of restricted stock pursuant to the Company’s 2007 Equity Incentive Plan, which will vest 20% annually over a period of five years to commence on March 10, 2012.

(8)
Includes 1,000 shares held in an individual retirement account of Mr. Giokas’ spouse; 500 shares held by Mr. Giokas’ son; 4,000 shares held in Mr. Giokas’ individual retirement account; and 4,000 shares held by a corporation of which Mr. Giokas is an owner. Mr. Giokas shares voting and investment power over the shares held by the corporation.

(9)	Includes 300 shares held jointly with Mr. Lynch’s spouse.
(10)	Includes 10,000 shares held in Mr. Orlen’s individual retirement account.
(11)	Includes 200 shares owned by Ms. Sajdak’s son.
(12)
Includes 6,450 shares held in Mr. Wagner’s individual retirement account, 100 shares held in an individual retirement account of Mr. Wagner’s spouse, and 570 and 590 shares held by Mr. Wagner’s two daughters, respectively.

Proposal 1 — Election of Directors

The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.  We currently have twelve directors.  One of our six directors in the class of directors with terms expiring this year, Mr. Dupuis, will retire on the date of the annual meeting.  The Board has nominated our five other directors with terms expiring in 2012, Thomas J. Bardon, James H. Bugbee, Douglas K. Engebretson, Gary G. Fitzgerald and Paul C. Picknelly, for election as directors at this year’s annual meeting for a term of three years and until their respective successors have been elected and qualified.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated in each nominee’s biography is as of December 31, 2011.  The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The nominees standing for election to serve for a three-year term are:

Thomas J. Bardon is the Treasurer of Chicopee Provision Co., Inc., a meat manufacturing company and home of the Blue Seal brand operating in Chicopee since 1920.  Mr. Bardon serves on the Company’s Executive Committee and serves as Chairman on the Nominating and Corporate Governance Committee. Mr. Bardon was the owner and operator of Custom Electronics, formerly operating in Chicopee .  Mr. Bardon brings to the Board tremendous experience of operating two very successful local businesses. Age 71.  Director since 1981.

James H. Bugbee is the Vice President and Treasurer of Granfield, Bugbee & Masse Insurance Agency.   Mr. Bugbee serves on the Executive Committee and the Bank’s Compliance and CRA Committee. Mr. Bugbee holds a Bachelor of Science degree in Business Administration from Western New England University. He served as the past President/Chairman of several local non-profit organizations, including the Chicopee Boys & Girls Club.  His expertise in the insurance industry, knowledge of the community, and business contacts are a value to the Company. Age 49.  Director since 1996.

Douglas K. Engebretson is the Vice President and a Director of Tessier Associates, Inc., an architecture and interior design firm providing services for Western New England since 1923.  Mr. Engebretson currently serves on the Executive and Compensation Committees. Mr. Engebretson received his Bachelor of Architecture degree from the University of Arizona. Among his professional affiliations, he is on the board of the National Architectural Accrediting Board. He recently served on the board of directors of the National Council of Architectural Registration Board, as their President. He is also a member of the Massachusetts Board of Registration of Architects. Mr. Engebretson is a recipient of the Fellowship, Group Study Exchange Award to Norway, by Rotary International. Mr. Engebretson brings to the Board a unique perspective of the market from a developers perspective along with local business and community contacts.  Age 65. Director since 2000.

Gary G. Fitzgerald is a Certified Public Accountant and a Principal and Treasurer of Downey, Sweeney, Fitzgerald & Co., P.C. a Certified Public Accounting Firm.  Mr. Fitzgerald served on the Board of Corporators of the Bank from 1993 until its dissolution in 2006. He holds a Masters of Science in Taxation degree. His extensive accounting background makes him a valuable asset to the Audit Committee, and he has been designated by the Board as the Company’s Financial Expert. Age 45.  Director since 2009.

Paul C. Picknelly is a hotel owner and operator, as well as a commercial real estate developer.  Mr. Picknelly currently serves as President of the Sheraton Springfield, the Hilton Garden Inn in Springfield and Worcester and the Country Inn & Suites in Holyoke.  Mr. Picknelly also serves as President of the Monarch Place Office Complex.  Mr. Picknelly currently serves on the Audit Committee and brings to the Board his unique and extensive knowledge of the local economy from a hotel management and real estate developer perspective as well having many community and political contacts.  Age 51.  Director since 2000.

The following directors have terms ending in 2013:

James P. Lynch is retired.  Previously, Mr. Lynch served 30 years with the Chicopee Housing Authority and 21 years as their Executive Director.  Mr. Lynch currently serves on the Executive Committee and the Nominating and Corporate Governance Committee. Mr. Lynch holds a Bachelor of Arts degree,  Mr. Lynch’s family owned and operated several retail establishments within the community as well. Mr. Lynch brings to the Board his extensive knowledge of the local housing and rental markets and his familiarity with the funding and administrative requirements of nonprofit organizations.  Age 63.  Director since 2004.

William D. Masse is the President of Granfield, Bugbee & Masse Insurance Agency.  Mr. Masse has been in the insurance business over 30 years.  He majored in economics and accounting at Williams College and offers a strong economic and accounting background to the Company’s Audit Committee, on which he serves as Chairman.  Mr. Masse is the past President of the Valley Opportunity Council operating in Chicopee and Holyoke and has been serving on their board over 15 years.  Age 55.  Director since 1998.

William J. Wagner is the President and Chief Executive Officer of Chicopee Savings Bank. He has served in this capacity since 1984. Mr. Wagner also serves as President and Chief Executive Officer of Chicopee Bancorp, as well as Chairman of the Board of Chicopee Bancorp. Age 65.  Director since 1984.

The following directors have terms ending in 2014:

William J. Giokas is the President and co-owner of Lamb Knitting Machine Corp.  Mr. Giokas serves as the Clerk of the Corporation for Chicopee Savings Bank and the Lead Independent Director for Chicopee Bancorp, Inc.  Mr. Giokas serves on the Executive Committee, the Asset/Liability Committee, and the Nominating and Corporate Governance Committee.  Mr. Giokas practiced law for five years prior to joining Lamb Knitting 26 years ago. Mr. Giokas has, in the past, served as Chairman/President of the board of directors of several local area non-profit organizations.  Mr. Giokas holds a Bachelor of Science degree in mechanical engineering and a Juris Doctorate.  Mr. Giokas brings both a business and legal perspective to our Board.  Age 65.  Director since 1987.

Gregg F. Orlen is the owner of Gregg Orlen Custom Homebuilders and works as an excavating contractor.  Mr. Orlen serves on the Executive Committee and as the Chairperson of the Company’s Compensation Committee.  Mr. Orlen served on the development committee for South Hadley’s municipal golf course, The Ledges, and was responsible for the oversight of the construction phase.  He remained on the golf course commission, while a resident of South Hadley. Mr. Orlen holds a Bachelor of Science in Business Management.  Mr. Orlen is a well-established premier builder of residential homes within our market and brings to the Board his extensive knowledge of the local housing market. Age 62.  Director since 1999.

Judith T. Tremble is an Executive Vice President of Valley Communications Systems, Inc., a total communications systems business in operation since 1945 within Chicopee offering sales, service and design.   Ms. Tremble serves on the Bank’s Compliance and CRA Committee. For the past 15 years, Ms. Tremble has been serving on the board of trustees of Bay Path College. She served on the board of Career Point (a non-profit workforce development agency) for 12 years and as their President for three of those years. Ms. Tremble has served on the boards of several local non-profit organizations. She is a graduate of Marymount University, Virginia and Springfield College, Massachusetts. She is a licensed psychologist, retired, in the Commonwealth of Massachusetts. Ms. Tremble brings to the Board a unique perspective of the local business and educational community. Age 69.  Director since 1999.

Proposal 2 — Ratification of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed Berry, Dunn, McNeil & Parker to be its independent registered public accounting firm for the 2012 fiscal year, subject to ratification by stockholders.  A representative of Berry, Dunn, McNeil & Parker is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of Berry, Dunn, McNeil & Parker is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Berry, Dunn, McNeil & Parker as the Company’s independent registered public accounting firm.

Audit Fees

           The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2011, and December 31, 2010, by Berry, Dunn, McNeil & Parker:

	2011	2010

Audit Fees	$190,909	$199,993
Audit-Related Fees (1)	16,420	16,069
Tax Fees	__	__
All Other Fees	__	__
________________________________
(1) For 2011 and 2010, audit-related fees include agreed-upon attestation services related to the Company’s employee benefit plans and audit of the Company’s Employee Stock Ownership Plan.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended December 31, 2011, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Proposal 3 — Advisory Vote On Executive Compensation

The compensation of our Named Executive Officers listed in the Summary Compensation Table under the heading “Executive Compensation,” is described below under the headings “Compensation Discussion and Analysis” and “Executive Compensation.” Stockholders are urged to read these sections of this proxy statement.

In accordance with the rules of the Securities and Exchange Commission, we are required to hold the following votes with respect to the compensation of our Named Executive Officers: (i) an advisory, non-binding vote to approve the compensation of our Named Executive Officers described in this proxy statement, commonly referred to as a “Say on Pay Vote”; and (ii), at least once every six years, an advisory, non-binding vote on the frequency of the Say on Pay Vote in the future (the “Frequency Vote”). In light of the vote of the stockholders at our 2011 annual meeting of stockholders with respect to the Frequency Vote, we determined to include the Say on Pay Vote in our proxy materials for each annual meeting of stockholders until the next Frequency Vote, which will occur no later than our 2017 annual meeting of stockholders.  Accordingly, at the 2012 annual meeting of stockholders, stockholders will be asked to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution (the Say on Pay Vote):

RESOLVED, that the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This advisory vote is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter.  The Board of Directors and the Compensation Committee will review the results of the vote and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal Three.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to our Named Executive Officers. Our Named Executive Officers are William J. Wagner, President and Chief Executive Officer; Russell J. Omer, Executive Vice President and Senior Lender; and Guida R. Sajdak, Senior Vice President and Chief Financial Officer. For more information regarding the compensation of our Named Executive Officers, please see the Summary Compensation Table, and other compensation tables, in this proxy statement.

Overview of 2011

Chicopee Bancorp continues to manage the corporate business objectives in yet another difficult year in the community banking industry.  At the same time, it is critical that Chicopee Bancorp retain and attract experienced talent in order to implement our business strategy.  In recognition of these circumstances, the Compensation Committee of the Board of Directors undertook the following actions during 2011:

●	Employment contracts were extended for Messrs. William J. Wagner, President and Chief Executive Officer and Russell J. Omer, Executive Vice President and Senior Lender.

●	Compensation Committee reviewed its Charter and Compensation Philosophy.

●
Compensation Committee met five times in an effort to continue strong governance of all Bank pay programs including legislative impact, regulator guidance impact, a market competitive review of base salaries, short-term incentives, long-term incentives, benefits, perquisites and contracts.  A risk assessment of all Bank incentive plans was conducted.

●	No short-term cash bonuses were paid to the Bank’s Named Executives.

●	Long-term incentive stock option awards were made to Guida Sajdak, Senior Vice President and Chief Financial Officer, and to several Bank Officer key contributors.

●	The Company adopted a Compensation Claw Back Policy.

●	The Board of Directors approved increases to Director Compensation for two Board positions effective January 2012.

We have considered the most recent shareholder say-on-pay advisory vote in determining compensation policies and decisions.  In light of strong stockholder support, the Compensation Committee concluded that no revisions were necessary to our executive officer compensation program.

Our Compensation Philosophy

Our compensation philosophy starts from the premise that the success of Chicopee Bancorp depends, in large part, on the dedication and commitment of the people we place in key operating positions to drive our business strategy.  We strive to satisfy the demands of our business model by providing our management team with incentives tied to the successful implementation of our corporate objectives.  However, we recognize that the Company operates in a competitive environment for talent.  Therefore, our approach to compensation considers the full range of compensation elements that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

We base our compensation decisions on the following principles:

●
Meeting the Market Demands – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the communities we serve.

●
Driving Performance – We will structure compensation around the attainment of company-wide, business unit and individual targets that return positive results to our bottom line, while not encouraging undue risk, and enhancing long-term shareholder value.

●	Reflecting Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

Our compensation program currently relies on four primary elements:  (i) base compensation or salary; (ii) discretionary cash-based, short-term incentive compensation; (iii) discretionary long-term performance incentives in the form of stock-based compensation; and (iv) employee benefits to provide for appropriate vacation and meaningful income replacement in the event of retirement, sickness, accident, death or disability.  We believe that we can meet the objectives of our compensation philosophy by achieving a balance among these four elements that is competitive with our industry peers and creates appropriate incentives for our management team.

Base Compensation. The salaries of our Named Executive Officers are reviewed at least annually to assess our competitive position and make any necessary adjustments.  Our goal is to maintain salary levels for our Named Executive Officers at a level consistent with base pay received by those in comparable positions at our peers.  To further that goal, we obtain peer group information from a variety of sources including an independent compensation consultant.  We also evaluate salary levels at the time of promotion or other change in responsibilities or as a result of specific commitments we made when a specific officer was hired.  Individual performance and retention risk are also considered as part of our annual assessment.  See “Executive Compensation – Summary Compensation Table” for the salaries paid to our Named Executive Officers in 2011.

Cash-Based Short-Term Incentive Compensation. None of our Named Executive Officers received a short-term cash bonus for 2011. On an annual basis, the Compensation Committee of the Board of Directors determines whether it will establish a cash-based incentive program for our Named Executive Officers.  The implementation of a cash-based, short-term incentive program is based primarily on the financial performance of the Company and individual executive objectives.  If Company earnings are strong and our Named Executive Officers have attained certain pre-established performance objectives, the Compensation Committee may authorize cash bonuses.  The objective of a cash-based incentive compensation program is to drive annual performance at both the Company and individual levels to risk appropriate levels by establishing floor, target and maximum ceiling thresholds tied to increasing levels of incentive awards.

Long-Term Performance Incentive Compensation. Our long-term incentive compensation plan is based on the delivery of equity-based compensation, including stock options and restricted stock awards, to our Named Executive Officers, key employees and directors in accordance with our 2007 Equity Incentive Plan, approved by our shareholders at the 2007 Annual Meeting.  Under this plan, our Named Executive Officers, William J. Wagner and Russell J. Omer, did not receive a grant of stock options or restricted awards in 2011, 2010 or 2009.  In 2012, William J. Wagner received a grant of 20,000 stock options and Russell J. Omer received a grant of 10,000 stock options. Ms. Guida Sajdak, also a Named Executive Officer, received grants of 6,000 stock options in 2012; 3,000 stock options  in 2011; and 3,000 stock options in 2009. The Compensation Committee believes that equity-based compensation is an important element of our overall compensation philosophy that provides officers and directors with incentives linked to the performance of our common stock, enables us to retain high level executives and ties the compensation of those executives to the creation of long-term value for our shareholders.  The nature and size of the awards under our equity-based program are based on a number of factors including performance objectives, awards made to those holding comparable positions in our peer group, applicable regulatory restrictions and the tax consequences and accounting treatment of specific equity compensation techniques.

The Compensation Committee balances both short-term, cash-based incentives with long-term equity to achieve Company strategic goals as well as to better manage risk.

Clawback Policy.  In 2011, the Board of Directors adopted a clawback policy to recover certain incentive payments paid to the Company’s Named Executive Officers in the event the Compensation Committee determines that fraud, material error, gross negligence or intentional misconduct by a Named Executive Officer contributed to the Company’s restatement of its financial statements.

Employee Benefit Compensation.  The Compensation Committee believes that the employee benefit program should be competitive and consistent with our employee needs.  Moreover, our executives and employees live in the community we serve and their welfare is important.  The Compensation Committee balances employee benefit compensation through base salary and incentives to achieve the total compensation strategy.

Role of the Compensation Committee

The Compensation Committee operates under a written Charter.  The Chicopee Bancorp, Inc. Compensation Committee Charter establishes a framework for the fulfillment of the Committee’s responsibilities.  Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our compensation program.  The Committee reviews the Charter at least annually to ensure that the scope of the Charter is consistent with the Committee’s expected role.

The Board relies on the Compensation Committee to develop our executive compensation program and to monitor the success of the program in achieving the objectives of our compensation philosophy.  The Committee, which consisted of four independent directors in 2011for the first five months and three at year end, is also responsible for the administration of our compensation programs and policies, including setting the overall level of base salary, incentives, benefits and contractual total compensation for our officers.  The Committee reviews and approves all compensation decisions relating to our officers, and the Committee reviews the risks associated with our compensation policies and practices.  The compensation of our Chief Executive Officer and the other Named Executive Officers are reviewed by the Committee for recommendation to the Board of Directors.  The Chief Executive Officer and the Senior Vice President of Human Resources attend the Compensation Committee meetings at the invitation of the Committee.  The Chief Executive Officer and the Senior Vice President of Human Resources do not participate in any discussions on their own compensation and do not vote on matters presented in the Committee.

In 2011, Arthur Warren Associates, an independent compensation consulting firm, reviewed the elements of executive compensation to determine whether any portion of  executive compensation encouraged excessive risk taking.  The Committee met with the compensation consultant in  February, September and November of 2011 to evaluate the consultant’s analysis.  The Committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse  effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation does not encourage management to assume excessive risks.  In its review, the Compensation Committee concluded that weighting towards long-term equity incentive compensation discourages inappropriate short-term risk taking.

Role of Compensation Consultants

During 2011, the Compensation Committee evaluated published compensation survey data and other relevant information provided by Arthur Warren Associates.  The Committee used the public proxy data to evaluate salary levels for Named Executive Officers, to make other changes in job functions, and to benchmark our compensation program against our peers to ensure that our program is consistent with prevailing practices in our industry.  The asset size of the Company was also considered when comparing compensation against our peers.  The peer group of publicly traded banks consisted of 14 banks within New England having assets ranging between $540 million and $1.2 billion. The banks included in the peer analysis are Bar Harbor Bancshares, Central Bancorp, Enterprise Bancorp, Hampden Bancorp, Hingham Institution for Savings, Naugatuck Valley Financial Corp, New England Bancshares, New Hampshire Thrift Bancshares, Newport Bancorp, PSB Holdings, Salisbury Bancorp, SBT Bancorp, SI Financial Group, and United Financial Bancorp.  Total fees paid during the year 2011 for services performed by Arthur Warren Associates were $25,284.

A critical element of our compensation philosophy and a key driver of specific compensation decisions for our Compensation Committee and our management team is the comparative analysis of all of the Company’s employee compensation mix and levels relative to a peer group of publicly traded banks and mutuals.  We firmly believe that the cornerstone of our compensation program is the maintenance of a competitive compensation program relative to the companies with whom we compete for talent.  In 2011, our employee peer group was selected with the assistance of compensation consultants on the basis of several factors, including geographic location, size, operating characteristics and financial performance.  Annually, we participate in a compensation survey with Pearl Meyer & Partners located in Southborough, Massachusetts.  This survey includes 118 banks and financial institutions with operations primarily in Massachusetts and details 80 officer positions, 80 non-officer positions and includes over 15,300 incumbents.  All data was effective as of April 1, 2011, with bonus and short-term annual incentive plan pay-outs based on the 2010 calendar year and paid in 2011.  The survey consisted of five asset-size groupings and also provided current compensation trends and observations within the market for compensation policies and practices.  The Company’s asset size was within the $400 million to $600 million group.  Within that group, 25 institutions reported having median total assets of $500 million.  Of that total, 16% of the banks reporting were stock banks and 84% were mutual banks.  Compensation data for officer positions was reported by asset size as well as mutual vs. stock form of ownership and detailed long-term incentive data. The Company was able to compare compensation for its Named Executive Officers to those within two asset size groups: $400 million to $600 million and $600 million to $1 billion.

When evaluating compensation for our officers, in addition to considering the relevance of the data disclosed in the compensation surveys, the following is also considered:

●	Our business need for certain officer’s skills;

●	The contributions an officer has made or we believe will make to our success; and

●	The transferability of an officer’s managerial skills to other potential employers.

Role of Management

Our Chief Executive Officer and our Senior Vice President of Human Resources make recommendations to the Compensation Committee from time to time regarding the appropriate mix and level of compensation for their subordinates.  Those recommendations consider the objectives and four elements of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee.  Our Chief Executive Officer and our Senior Vice President of Human Resources do not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of their own compensation.

Allocation Among Compensation Elements

The mix of base salary, short-term cash-based incentives, long-term incentive compensation and benefits varies depending upon the role of the individual officer in the organization.  In allocating compensation among these elements, we believe that the compensation of our senior-most levels of management should be performance based, while lower levels of management should receive a greater portion of their compensation in base salary.  Benefits round out the total compensation.  All compensation elements are allocated to achieve the Company’s total pay philosophy.

Potential Post-Termination or Change in Control Benefits

We recognize that an important consideration in our ability to attract and retain key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our analysis and incorporation of strategic opportunities.  Accordingly, we believe that it is in the best interest of Chicopee Bancorp and its shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than cause.  Each of our executives who has an employment agreement or a change in control agreement has a provision in his or her agreement that provides for certain benefits in the event of voluntary or involuntary termination following a change in control.  These provisions along with the estimated severance payments for the executives are described in the “Potential Post-Termination or Change in Control Benefits” section of this proxy statement. In addition, the employment agreements contain provisions that provide for certain severance benefits in the event we terminate an executive’s employment for reasons other than cause.  These provisions, along with the estimated severance payments for the executives, are described in the “Potential Post-Termination or Change in Control Benefits” section of this proxy statement.

We also maintain an employee severance compensation plan for all eligible employees who do not have a change in control agreement or employment agreement.  This plan provides the employees with a severance benefit in the event their employment is terminated within one year of a change in control.

Tax and Accounting Considerations

In consultation with our tax and accounting advisors, we evaluate the tax consequences to Chicopee Bancorp and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Retirement Benefits; Employee Welfare Benefits

We offer our employees two tax-qualified retirement plans, which include a 401(k) plan and an employee stock ownership plan (ESOP).

Our primary retirement vehicle is our 401(k) plan, which enables our employees to supplement their retirement savings with elective deferral contributions that we match at a specified level.  We also provide an annual Safe Harbor contribution of 3% of pay.

In addition, we maintain an employee stock ownership plan (ESOP) that allows participants to accumulate a retirement benefit in employer stock funded by the Company.

Consistent with industry practice, we supplement our tax-qualified plans with nonqualified arrangements that provide benefits to certain officers who are affected by Internal Revenue Code limits applicable to tax-qualified plans.  We provide our President and Chief Executive Officer and the Executive Vice President and Senior Lender with supplemental executive retirement agreements, which provide the executives with an annual retirement benefit.  See “Executive Compensation – Nonqualified Deferred Compensation” for a description of the Executive Supplemental Retirement Income Arrangements.

In addition to retirement programs, we provide our employees with coverage under medical, dental, life insurance and disability plans on terms consistent with industry practice.

Perquisites

We provide certain officers, including the President and Chief Executive Officer, Executive Vice President and Senior Lender and Senior Vice President and Chief Financial Officer, with limited perquisites similar to those provided to executives employed by our peers.  All perquisites have a business purpose and are intended to further the officers’ abilities to promote the business purposes of the Company in our markets and to reflect competitive practices for similarly situated officers employed by our peers.

Director Compensation

Our outside directors are compensated through a combination of retainers and meeting fees.  Outside directors also participate in our long-term equity incentive plan.  Directors who are also employees of Chicopee Bancorp do not receive additional compensation for service on the Board.  The level and mix of director compensation is reviewed annually by the Compensation Committee to ensure consistency with the objectives of our overall compensation philosophy.  See “Director Compensation” for the compensation paid to our Board of Directors in 2011.

The directors’ compensation was reviewed in 2011 by the Compensation Committee and the Board of Directors utilizing the Board of Directors survey prepared by Pearl Meyer & Partners for the Massachusetts Bankers Association.  The only changes recommended included an increase to the Audit Committee members from $3,500 to $6,500 and for the Lead Director to $4,000.  No other director received increases.

Stock Compensation Grant and Award Practices

The Compensation Committee annually considers whether to make stock option grants and/or award other forms of equity under the 2007 Equity Incentive Plan.  In 2011, the Compensation Committee  granted 2,000 shares of restricted stock to director Gary G. Fitzgerald and 3,000 shares of stock options to Named Executive Officer, Guida Sajdak,  Senior Vice President and Chief  Financial Officer.  Future grants or awards may be made based on specific circumstances such as a new hire, a contractual commitment or a change in position or responsibility.  Under the 2007 Equity Incentive Plan, as approved by the Company’s shareholders in 2007, the exercise price of a stock option is the closing market price on the date of a grant.  The grant date is the date the Compensation Committee approves the award in accordance with the Plan.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including the determination of grant dates or stock option exercise prices.  The Compensation Committee’s decisions are reviewed and ratified, as appropriate, by the Board.  Similarly, we have never timed the release of material nonpublic information with the purpose or intent of affecting the value of executive compensation.

Stock Ownership Requirements

We have not adopted formal stock ownership requirements for our executive officers and Board members.  Massachusetts law requires that each director own Company common stock having a fair market value of not less than $1,000.  However, as a practical matter, our Named Executive Officers and directors hold significant interests in our stock, whether accumulated through individual purchases or participation in stock compensation programs.  See the “Stock Ownership” section in this proxy statement.

Compensation for the Named Executive Officers

Chief Executive Officer Compensation. In determining Mr. Wagner’s compensation, the Compensation Committee conducted a performance appraisal that reviewed Mr. Wagner’s financial, strategic and operational achievements. As a result of this assessment, the Compensation Committee, along with the support of the Board of Directors, increased Mr. Wagner’s base salary to $397,500, which represents a 6% increase beginning January 1, 2012.  On December 14, 2011, the Company's Board of Directors extended Mr. Wagner's employment agreement for an additional year so that the term of the agreement remains three years.

Compensation for Our Other Named Executive Officers.  The Compensation Committee recommends base salaries for other Named Executive Officers subject to Board approval in a manner consistent with the base salary guidelines applied to executive officers of the Company as a whole.  In general, the Compensation Committee considers the Company’s financial performance, peer group financial performance and compensation survey data when making decisions regarding a Named Executive Officer’s compensation, including salary, bonus and awards made under the 2007 Equity Incentive Plan.  See “Peer Group Analysis” for detailed information on the Company’s peer group.  The Committee increased base compensation for the other Named Executive Officers for 2012 as follows:  Russell J. Omer by 5.3% to $220,500 and Guida R. Sajdak by 9% to $150,200. The Compensation Committee also granted stock options to all Named Executive Officers in 2012.  See "Executive Compensation-Grants of Plan Based Awards" for detailed information on the equity awards.  We believe that the compensation for our Named Executive Officers is consistent with our compensation philosophy as described above.

Executive Compensation

Summary Compensation Table

The following information is furnished for the individuals serving as our principal executive officer, principal financial officer, and former principal financial officer of the Company, as well as the other most highly compensated executive officer of the Company who received total compensation of $100,000 or more during the year ended December 31, 2011 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Option Awards $(2)	All Other Compensation ($)(1)	Total ($)

William J. Wagner	2011	397,500	—	314,030	711,530
Chairman, President and	2010	346,081	—	290,782	636,863
Chief Executive Officer	2009	346,081	—	249,814	595,895

Guida R. Sajdak	2011	137,800	12,210	16,018	166,028
Senior Vice President and	2010	126,250	—	13,392	152,034
Chief Financial Officer

Russell J. Omer	2011	209,500	—	94,293	303,793
Executive Vice President and	2010	193,250	—	83,312	276,562
Senior Lending Officer	2009	185,000	—	59,889	244,889
________________________________
(1)
Amounts shown for 2011 include, but are not limited to: (i) executive supplemental retirement income agreement contributions of $241,287 and $50,360, respectively, for Mr. Wagner and Mr. Omer; (ii) employee stock ownership plan allocations of $17,550, $17,550 and $9,928, respectively, for Mr. Wagner, Ms. Sajdak, and Mr. Omer; (iii) supplemental executive retirement plan contributions of $26,707 and $4,239, respectively, for Messrs. Wagner and Omer; (iv) 401(k) Plan contributions of $11,237, $5,254 and $9,668, respectively, for Mr. Wagner, Ms. Sajdak and Mr. Omer; (v) life insurance premiums of $7,498, $836 and $3,175, respectively, for Mr. Wagner, Ms. Sajdak and Mr. Omer; (vi) country club dues of $5,078 and $5,078, respectively, for Messrs. Wagner and Omer; and (vii) automobile benefit of $4,673 and $4,223, respectively for Messrs. Wagner and Omer.

(2)
Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information on the assumptions used in the valuation of the options, see Note 17 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K.

Employment Agreements

The Company and the Bank each maintain three-year employment agreements with William J. Wagner and Russell J. Omer.  The Company and Bank employment agreements may be renewed on an annual basis for an additional year beyond the then current expiration date in connection with each executive’s performance review by the Board of Directors of the Bank.   The current base salaries under the employment agreements for Messrs. Wagner and Omer are $397,500 and $220,500, respectively. Each executive’s salary is reviewed at least annually.  In addition to base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel.  The employment agreements also provide the executives with certain payments and benefits upon termination of service.  See “Potential Post-Termination or Change in Control Benefits.”

The Bank or the Company (as applicable) will pay all reasonable costs and legal fees paid or incurred by Mr. Wagner or Mr. Omer in any dispute or question of interpretation relating to their employment agreements if the executives are  successful on the merits in a legal judgment, arbitration or settlement.  The employment agreements also provide that the Bank or the Company (as applicable) will indemnify Mr. Wagner and Mr. Omer to the fullest extent legally allowable and subject the executives to a one year non-compete in the event their employment is terminated for reasons other than a change in control or cause.

Change in Control Agreement

The Bank maintains a change in control agreement with Ms. Sajdak.  The change in control agreement has a three-year term which renews daily.  If, within two (2) years of a change in control, Ms. Sajdak involuntarily or voluntarily (upon the occurrence of circumstances specified in the agreements) terminates employment with the Bank for reasons other than for cause, the officer will be entitled to receive a lump sum severance payment equal to three times her average annual compensation for the five years preceding the change in control, plus continued health insurance coverage for thirty-six months from her termination date. See “Potential Post-Termination or Change in Control Benefits.”

Grants of Plan-Based Awards

Plan-Based Awards.  The following table sets forth for the year ended December 31, 2011, certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2011
Name	Grant date	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Guida R. Sajdak	02/03/2011	3,000	$14.10	$12,210

During the year ended December 31, 2011, no stock options or shares of restricted stock were awarded to our Named Executive Officers under our 2007 Equity Incentive Plan, except for 3,000 options granted to Ms. Sajdak on February 3, 2011.  These options vest in five equal annual installments beginning on February 3, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2011 for each Named Executive Officer.

	Option Awards			Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William J. Wagner	107,127	26,781	14.29	7/26/2017	14,873	209,709
Guida R. Sajdak	12,000	3,000	14.29	7/26/2017	—	—
	1,200	1,800	12.41	12/10/2019	—	—
Russell J. Omer	53,564	13,390	14.29	7/26/2017	8,332	117,481
_________________________________
(1) The market value of unvested restricted stock is based upon the closing price of the Company’s common stock on December 31, 2011, of $14.10.
(2)   Messrs. Wagner’s and Omer’s stock options and stock awards vest at a rate of 20% per year and the remaining non-vested shares will vest on July 26, 2012.  Ms. Sajdak’s stock options vest at a rate of 20% per year, beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested

The following table sets forth information regarding the value realized by our Named Executive Officers on option award exercise and stock awards vested during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise	Value realized on exercise	Number of Shares acquired on vesting	Value Realized on vesting
William J. Wagner	—	$—	14,874	$211,955
Guida R. Sajdak	—	—	—	—
Russell J. Omer	—	—	8,332	118,731

Executive Supplemental Retirement Income Agreements.  The Bank maintains an individual executive supplemental retirement income agreement with Messrs. Wagner and Omer.  The Bank satisfies it obligations under the executive supplemental retirement income agreements by making annual contributions to secular grantor trusts established for each of the executives. The amount of the Bank’s annual contributions are reported in the Summary Compensation Table and the contributions constitute taxable income to the executives.  These contributions are invested at the direction of the executives to fund the executive supplemental retirement income agreement benefits.  If an executive exercises withdrawal rights with respect to the contributions made to the secular grantor trust, the Bank continues to accrue “phantom” contributions to the grantor trust, but makes no further contributions to the secular trust on the participant’s behalf.  Benefits may be distributed from the trust upon retirement, death or termination of service.  See “Potential Post-Termination or Change in Control Benefits.”

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan.  The Bank maintains the Chicopee Savings Bank Supplemental Executive Retirement Plan, a non-tax-qualified defined contribution retirement plan, for the purpose of providing restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) Plan.  Messrs. Wagner and Omer are currently the only participants in the plan (see table below). The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans.  In addition to providing for benefits lost under the employee stock ownership plan and 401(k) Plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan.  See “Potential Post-Termination or Change in Control Benefits.”

The following table provides information for the nonqualified deferred compensation plan in which the Named Executive Officers participated in 2011.

Name	Plan Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in 2011 ($)	Aggregate Balance at Last Fiscal Year End ($)

William J. Wagner	Supplemental Executive Retirement Plan	36,503	—	181,721

Russell J. Omer	Supplemental Executive Retirement Plan	7,459	—	12,168

Potential Post-Termination or Change in Control Benefits

Payments Made Upon Termination for Cause.  If Mr. Wagner or Mr. Omer is terminated for cause, he will receive his base salary through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Under the executive supplemental income agreements for Messrs. Wagner and Omer, if the executive does not exercise his/her withdrawal rights and is terminated for cause, no further contributions to the executive’s secular grantor trust will be required of the Bank, and if not yet made, no contribution will be required for the plan year in which such termination for cause occurs. Under similar circumstances and if the executive exercises his/her withdrawal rights, the entire balance of the executive’s accrued benefit account at the time of the termination, which shall include any phantom contributions which have been recorded plus interest accrued on such phantom contributions, will be forfeited.

All benefits credited to Messrs. Wagner and Omer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

All unvested stock awards and unvested or unexercised stock options granted under the 2007 Equity Incentive Plan will be forfeited in the event of termination for cause.

Payments Made Upon Voluntary Termination and Termination without Cause or for Good Reason.  If Mr. Wagner or Mr. Omer voluntarily terminates his employment under circumstances that would not constitute good reason (as defined in the executive’s employment agreement), he would be entitled to receive his compensation and vested rights and benefits up to the date of his termination.  If the Company or the Bank chooses to terminate Mr. Wagner’s and Mr. Omer’s employment for reasons other than for cause, or if he resigns from the Company or the Bank under specified circumstances that would constitute constructive termination, each executive (or, upon his death, his beneficiary) would be entitled to receive a lump sum severance payment equal to his base salary due for the remaining term of his employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Bank and the Company during the remaining term of his employment agreement.  In addition, each executive would also be entitled to continued life, health and dental coverage for the remaining term of the employment agreements.  Upon termination of the executive’s employment under these circumstances, he must adhere to a one-year non-competition restriction.

Under the executive supplemental retirement income agreements for Messrs. Wagner and Omer, if the executive does not exercise his/her withdrawal rights and is involuntarily terminated for any reason, including a termination due to disability but excluding termination for cause, or termination following a change in control, within 10 days of the involuntary termination of employment, the Bank will be required to make an immediate lump sum contribution to the executive’s secular grantor trust in an amount equal to the: (i) the full contribution required for the plan year in which the involuntary termination occurs, if not yet made, plus (ii) the present value of the lesser of (A) the next five years contributions to the secular grantor trust or (B) all remaining contributions to the secular grantor trust; provided however, that, if necessary, an amount shall be contributed to the secular grantor trust which is sufficient to provide the executive with after tax benefits beginning at the benefit date, equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance.  Under similar circumstances and if the executive exercises his withdrawal rights, the Bank will be required to record, within ten days of the involuntary termination of employment, a final phantom contribution in an amount equal to: (i) the full phantom contribution required for the plan year in which such involuntary termination occurs, if not yet made, plus (ii) the present value of the lesser of (A) the next five years contributions to the secular grantor trust or (B) all remaining phantom contributions.

All benefits credited to Messrs. Wagner and Omer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

All unvested stock awards and unvested or unexercised stock options granted under the 2007 Equity Incentive Plan will be forfeited upon voluntary termination and termination without cause or good reason.

Payments Made Upon Disability.  If Messrs. Wagner or Omer become disabled, resulting in the executive’s termination of employment, the employment agreements provide for a disability benefit equal to 100% of the executive’s bi-weekly rate of base salary as of the executive’s termination date.  The executives’ disability payments will be reduced by any disability benefits paid to the executives under any policy or program maintained by the Bank and/or the Company.  Disability benefits cease upon the earlier of:  (1) the date an executive returns to full-time employment; (2) the executive’s death; (3) the executive’s attainment of age 65; or (4) the expiration of the executive’s employment agreement.

Ms. Sajdak participates in the Bank’s disability plan and is entitled to benefits based on age and compensation.

Upon termination due to disability, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options.  Restricted stock awards granted to these executive’s under the plan automatically vest upon termination due to disability.

See also discussion above in “—Payments Made Upon Voluntary Termination and Termination Without Cause or for Good Reason” for a discussion of payments made upon disability under the executive supplemental income agreements and the supplemental executive retirement plan.

Payments Made Upon Death.  Under Mr. Wagner’s and Mr. Omer’s employment agreements, the executive’s estate is entitled to receive compensation due to the executive through the last day of the calendar month in which his death occurred.

Upon termination due to death, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options.  Restricted stock awards granted to these executives under the plan automatically vest upon death.

Under the executive supplemental income agreements for Messrs. Wagner and Omer, if the executive does not exercise his withdrawal rights, dies while employed by the Bank, and if, following the executive's death, the assets of the secular grantor trust are insufficient to provide the supplemental retirement income benefit to which the executive is entitled, the Bank will be required to make a contribution to the secular grantor trust equal to the sum of the remaining contributions set forth in the agreement, after taking into consideration any payments under any life insurance policies that may have been obtained on the executive's life by the secular grantor trust. The final contribution will be payable in a lump sum to the secular grantor trust within 30 days of the executive’s death. If the executive exercises his withdrawal rights and dies while employed by the Bank, phantom contributions included in the agreement shall be required of the Bank. Such phantom contributions shall commence in the plan year following the plan year in which the executive exercises his withdrawal rights and shall continue through the plan year in which the executive dies. The Bank shall also be required to record a final phantom contribution within 30 days of the executive’s death. The amount of such final phantom contribution shall be actuarially determined based on the phantom contribution required at such time (if any), in order to provide a benefit via the agreement equivalent to the supplemental retirement income benefit commencing within 30 days of the date the administrator receives notice of the executive’s death and continuing for the duration of the payout period.

All benefits credited to Messrs. Wagner and Omer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to each executive upon termination of employment for any reason.

Retirement.  Under Mr. Wagner’s and Mr. Omer’s employment agreements, the executive will receive the compensation due to him through his retirement date.

The Bank’s executive supplemental income agreements provide that Messrs. Wagner and Omer will receive a supplemental retirement income benefit following retirement at or after age 65.  This benefit may be payable in a lump sum or in monthly installments over a 20-year period.  In the event an executive dies at anytime after the later of: (i) his/her 65th birthday or (ii) the actual date the executive terminates his/her service with the Bank, but prior to the commencement or completion of his/her benefit payments, the Bank will pay the executive’s beneficiary the benefits which were due to the executive.  The actual amount of each executive’s supplemental income retirement benefit will be a function of (i) the amount and timing of contributions (or phantom contributions) to the secular grantor trust (or an accrued benefit account) and (ii) the actual investment experience of the contributions (or the monthly compounding rate of phantom contributions).

All benefits credited to Messrs. Wagner and Omer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executive upon termination of employment for any reason.

All unvested stock awards and unvested or unexercised stock options granted under the 2007 Equity Incentive Plan will be forfeited upon retirement.

Payments Made Upon Termination Following a Change in Control.  The employment agreements for Messrs. Wagner and Omer provide the executive with severance benefits, if within 2 years following a change in control of the Bank or the Company, the executive terminates employment for Good Reason (as defined in the agreements) or if the Bank, Company or its successor terminates the executives employment for reasons other than Cause following a change in control.  The severance benefit would be equal to three times the average of the executive’s annual compensation for the five preceding taxable years (the “base amount”), plus the value of the benefits the executives would have received under the Bank’s retirement plans for 36 months.  Continued life, health and dental coverage would also be provided to Messrs. Wagner and Omer for 36 months following their termination of employment.  Under the terms of the Company’s employment agreement, Mr. Wagner and Mr. Omer would also be entitled to receive additional tax indemnification payments if the payments and benefits under their employment agreements or any other payments triggered liability under the Internal Revenue Code of 1986, as amended, as an excise tax constituting “excess parachute payments.”  Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times an executive's base amount.  The excise tax equals 20% of the amount of the payment in excess of one times the executive's base amount.

The change in control agreement for Ms. Sajdak, provides the executive with a severance benefit if, following a change in control of the Bank or the Company, the executive terminates employment for Good Reason (as defined in the agreements) or if the Bank, Company or a successor of the Company or the Bank terminates the executives employment for reasons other than Cause within two years of a change in control.  The severance benefit would be equal to three times the executive’s base amount.  Continued life, health, dental and disability coverage would also be provided to the executive for 36 months following her termination of employment.  However, the change in agreements provide that the total value of the benefits provided and payments made to the executive in connection with a change in control may not exceed three times the executive’s base amount (“280G Limit”).

Under the executive supplemental income agreements for Messrs. Wagner and Omer, if the executive does not exercise his withdrawal rights and a change in control occurs at the Bank, followed within 36 months by either (i) the executive's involuntary termination of employment, or (ii) executive's voluntary termination of employment under circumstances set forth in the agreement, the Bank is required to make a final contribution to the secular grantor trust within 10 days of the executive’s termination of employment equal to the present value of all remaining contributions which would have been required to be made on behalf of executive if executive had remained in the employ of the Bank until the benefit date; provided, however, in no event shall the contribution be less than an amount which is sufficient to provide the executive with after-tax benefits beginning at his benefit age, equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under applicable accounting guidance.  Under similar circumstances and if the executive exercises his withdrawal rights, the Bank shall be required to record a lump sum phantom contribution in the accrued benefit account within 10 days of the executive’s termination of employment. The amount of such final phantom contribution shall be actuarially determined based on the phantom contribution required, at such time, in order to provide a benefit via the agreement equivalent to the supplemental retirement income benefit, on an after-tax basis, commencing on the executive's benefit commencement date and continuing for the duration of the payout period.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan will terminate and the plan trustee will repay in full any outstanding acquisition loan.  After repayment of the acquisition loan, all remaining shares of our stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of our stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed by us on the date immediately preceding the effective date of the change in control.  The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.  Unlike the payments made under the employment agreements, change in control agreement, and non-qualified defined compensation arrangements, payments under our employee stock ownership plan are not categorized as parachute payments and therefore not subject to each executive’s 280G Limit.

We maintain a supplemental executive retirement plan that provides Messrs. Wagner and Omer with a cash payment in the event of a change in control equal to the benefit the executives would have received under our employee stock ownership plan, had the executives remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the executives’ behalf.  All benefits credited to Messrs. Wagner and Omer under the supplemental executive retirement plan are nonforfeitable under the plan and therefore will be distributed to the executives upon termination of employment for any reason.

In the event of a change in control of the Company or the Bank, outstanding stock options granted pursuant to our 2007 Equity Incentive Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options.  Restricted stock awards granted to executives under the plan also vest in full upon a change in control.  The value of the accelerated options and restricted stock grants count towards each executive’s 280G Limit.

Potential Post-Termination or Change in Control Benefits Tables. The amount of compensation payable to each Named Executive Officer upon termination for cause, termination without cause, change in control with termination of employment, disability and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in the Bank’s tax-qualified retirement plans or executive account balances in the supplemental income agreements to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and awards are based upon the closing price of the Company’s common stock on December 30, 2011, of $14.10 per share. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Chicopee Bancorp.

Potential Post-Termination or Change in Control Benefits.

Under the terms of their employment and change in control agreements, Messrs. Wagner, Omer and Ms. Sajdak are entitled to certain payments upon a termination of employment, including a termination of employment following a change in control.  Set forth below is information as of December 31, 2011 regarding estimated potential payments to Messrs. Wagner, Omer and Ms. Sajdak following a termination of employment.  The actual amount of each payment can only be determined at the time of such executive’s termination of employment.

The amounts shown below do not include the executive’s account balances in the Bank’s tax-qualified retirement plans or Messrs. Wagner and Omer’s account balances in the SERP or executive supplemental income agreements to which each executive has a non-forfeitable interest. For a description of the estimated severance payments as shown in the tables below, please see the explanations provided above in this section.

The following table provides the amount of compensation payable to Mr. Wagner for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Cause	Termination Without Cause or for Good Reason		Change in Control With Termination of Employment		Disability		Retirement	Death
Employment Agreement	$—	$1,359,739	(1)	$4,215,166	(2)	$—	(3)	$—	$—
SERP	—	—	(4)	887,285	(4)	—	(4)	—	—
2007 Equity Incentive Plan	—	—	(4)	209,709	(4)	209,709	(4)	—	209,709
Executive Supplemental Income Agreement	—	—	(4)	—	(4)	—	(4)	—	—

(1)	This amount includes the employer’s cost for continued health and other insurance coverages.
(2)
This amount includes the employer’s cost for continued health and other insurance coverages.  In addition, this amount includes a tax indemnification payment of $1,209,973 pursuant to the terms of his employment agreement and Section 280G of the Internal Revenue Code of 1986, as amended.

(3)	Since the executive has attained age 65, he is not entitled to a disability benefit under his employment agreement.
(4)	Since the executive has received all scheduled contributions under the Executive Supplemental Income Agreement, he is not entitled to any additional benefits.

The following table provides the amount of compensation payable to Mr. Omer for each of the situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Cause	Termination Without Cause or for Good Reason		Change in Control With Termination of Employment		Disability	Retirement		Death
Employment Agreement	$—	$815,472	(1)	$2,012,071	(2)	$542,605	$—	(4)	$—	(4)
SERP	—	—	(4)	357,905	(4)	—	—	(4)	—	(4)
2007 Equity Incentive Plan	—	—	(4)	117,481	(4)	117,481	—	(4)	117,481	(4)
Executive Supplemental Income Agreement	—	160,031	(3)	160,031	(4)	160,031	—	(4)	173,994	(5)

(1)	This amount includes the employer’s cost for continued health and other insurance coverages.
(2)
This amount includes the employer’s cost for continued health and other insurance coverages.  In addition, this amount includes a tax indemnification payment of $587,505 pursuant to the terms of his employment agreement and Section 280G of the Internal Revenue Code of 1986, as amended.

(3)
The Company has not taken into account the minimum contribution necessary to provide the executive with an after-tax benefit equal in amount to that benefit which would have been payable to the executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.  In addition, for purposes of the present value calculations, the Company has assumed a discount rate of 8% in order to be consistent with the agreement.

(4)
The executive has not reached retirement age (age 65) and no benefits are payable until age 65.  In the event that a participant voluntarily terminates prior to age 65, beginning at age 65, the executive would receive the accrued benefit account annuitized into monthly installments over the payout period as outlined in the agreement.

(5)	The Company has not taken into account any payments under any life insurance policies that may have been obtained on the executive’s life by the trust.

The following table provides the amount of compensation payable to Ms. Sajdak for each of situations listed below.

	Payments Due Upon
Payment and Benefit	Termination For Cause	Termination Without Cause or for Good Reason	Change in Control With Termination of Employment	Disability		Retirement	Death
Change in Control Agreement	$—	$—	$273,835	$2,480,524	(1)	$—	$—	(2)
2007 Equity Incentive Plan	—	—	3,042	3,042		—	3,042

(1)	Benefit based on Bank disability insurance plan that provides a benefit of 66 2/3% of compensation until normal retirement age. Benefit will be paid over 27 years for Ms. Sajdak.
(2)	The Company has not taken into account any payments under any life insurance policies that may have been obtained on the executive’s life by the trust.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of
Chicopee Bancorp, Inc.

Gregg F. Orlen, Chairman
Louis E. Dupuis
Douglas K. Engebretson

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.  Our officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock.  Securities and Exchange Commission rules require disclosure in a company’s annual proxy statement and annual report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of ownership reports, no officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the year ended December 31, 2011.

Policies and Procedures for Approval of Related Persons Transactions

The Audit Committee has adopted a written policy which provides procedures for the review, approval and/or ratification of certain transactions required to be reported under applicable rules of the SEC. Under these procedures, related party consists of directors, executive officers, persons or entities known to the Company to be the beneficial owner of more than five percent of the outstanding class of the voting securities of the Company or immediate family members. Pursuant to the Audit Committee Charter, unless otherwise reviewed by a committee of independent directors, the Audit Committee shall approve all related party transactions.

Transactions with Related Persons

Loans or Extensions of Credit.   A number of the Company’s directors and their associates are customers of the Bank. All extensions of credit made to them are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than normal risk of collectibility or present other unfavorable features. None of such credits are past due or are classified as non-accrual, restructured or potential problem loans.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 26, 2012.  If next year’s annual meeting is held on a date more than 30 calendar days from May 30, 2012, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 120 days nor more than 150 days in advance of the first anniversary of the date of the Company’s proxy statement for the previous years’ annual meeting.  However, if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from date of the previous year’s annual meeting and in connection with the first annual meeting following the conversion, then such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made.  A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Chicopee Bancorp, Inc., P.O. Box 300, 70 Center Street, Chicopee, Massachusetts 01014.  Communications to the Board of Directors should be in the care of Theresa C. Szlosek, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Thomas Bardon, the Chair of the Nominating and Corporate Governance Committee.  It is in the discretion of the Nominating and Corporate Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

Theresa C. Szlosek
Corporate Secretary

Chicopee, Massachusetts
April 25, 2012

REVOCABLE PROXY
CHICOPEE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 30, 2012
1:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Chicopee Bancorp, Inc. (the “Company”), consisting of William Giokas, James Lynch and Gregg Orlen or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 30, 2012 at 1:00 p.m., local time, at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this proxy:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Thomas J. Bardon, James H. Bugbee, Douglas K. Engebretson, Gary G. Fitzgerald and Paul C. Picknelly.

FOR ALL
FOR	WITHHOLD	EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Berry, Dunn, McNeil & Parker as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A non-binding, advisory resolution to approve the compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated: _____________________________	__________________________________
SIGNATURE OF STOCKHOLDER

__________________________________
SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.
_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
CHICOPEE BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 30, 2012
1:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Chicopee Bancorp, Inc. (the “Company”), consisting of William Giokas, James Lynch and Gregg Orlen or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 30, 2012 at 1:00 p.m., local time, at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the reverse side of this proxy:

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

CHICOPEE BANCORP, INC. — ANNUAL MEETING
MAY 30, 2012

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at
http://www.cfpproxy.com/6036

You can vote in one of three ways:

1.	Call toll free 1-866-627-2456 on a Touch Tone telephone. There is NO CHARGE to you for this call.

or
2.	Via the internet at http://www.rtcoproxy.com/cbnk and follow the instructions.

or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Thomas J. Bardon, James H. Bugbee, Douglas K. Engebretson, Gary G. Fitzgerald and Paul C. Picknelly.

FOR ALL
FOR	WITHHOLD	EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Berry, Dunn, McNeil & Parker as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A non-binding, advisory resolution to approve the compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Dated: _____________________________	__________________________________
SIGNATURE OF STOCKHOLDER

__________________________________
SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Telephone (using a touch-tone phone);or
2.	By Internet; or
3.	By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., May 30, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

VOTE BY TELEPHONE	VOTE BY INTERNET
Call Toll-Free on a Touch-Tone Phone,	anytime prior to
anytime prior to 3 a.m., May 30, 2012	3 a.m., May 30, 2012 go to
1-866-627-2456	http://www.rtcoproxy.com/cbnk

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

On-line annual meeting materials are available at http://www.cfpproxy.com/6036

VOTING INSTRUCTION CARD
CHICOPEE BANCORP, INC

ESOP

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2012
1:00 p.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Chicopee Bancorp, Inc. (the “Company”) allocated to the undersigned’s account(s), for which the undersigned is entitled to direct the voting at the Annual Meeting of Stockholders to be held on May 30, 2012 at 1:00 p.m., local time, at Storrowton Tavern Carriage House, 1305 Memorial Avenue, West Springfield, Massachusetts and at any adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the below are complied with).

Thomas J. Bardon, James H. Bugbee, Douglas K. Engebretson, Gary G. Fitzgerald and Paul C. Picknelly.

FOR ALL
FOR	WITHHOLD	EXCEPT
☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Berry, Dunn, McNeil & Parker as independent registered public accounting firm of Chicopee Bancorp, Inc. for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	A non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

If any other business is brought before the Annual Meeting, this card will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP.  At the present time, the Company knows of no other business to be brought before the Annual Meeting.

If you do not return this form in a timely manner, shares representing your interest in said plan will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated Company stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries.  Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked.

IF NO INSTRUCTIONS ARE SPECIFIED AND THIS FORM IS RETURNED SIGNED, THIS VOTE AUTHORIZATION FORM WILL BE CONSIDERED A VOTE FOR EACH OF THE LISTED PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date: _____________________________	__________________________________
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY NO LATER THAN MAY 23, 2012.

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at
http://www.cfpproxy.com/6036

You can vote in one of three ways:

1.	Call toll free 1-866-627-2456 on a Touch Tone telephone. There is NO CHARGE to you for this call.

or
2.	Via the internet at http://www.rtcoproxy.com/cbnk and follow the instructions.

or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Telephone (using a touch-tone phone);or
2.	By Internet; or
3.	By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., May 30, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

VOTE BY TELEPHONE	VOTE BY INTERNET
Call Toll-Free on a Touch-Tone Phone,	anytime prior to
anytime prior to 3 a.m., May 30, 2012	3 a.m., May 30, 2012 go to
1-866-627-2456	http://www.rtcoproxy.com/cbnk

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

On-line annual meeting materials are available at http://www.cfpproxy.com/6036.